UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2011

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2011, People’s United Financial, Inc. (“People’s United”) and Danvers Bancorp, Inc. (“Danvers Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which People’s United will acquire Danvers Bancorp.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of each party thereto, Danvers Bancorp will be merged with and into People’s United (the “Merger”).

Upon effectiveness of the Merger, each outstanding share of Danvers Bancorp’s common stock, other than shares owned by People’s United or Danvers Bancorp, will be converted into the right to receive, at the election of each holder, either (x) $23.00 in cash or (y) 1.624 shares of People’s United stock (the “Exchange Ratio”), subject to election procedures set forth in the Merger Agreement. Elections will be subject to a proration mechanism such that 55% of Danvers Bancorp shares will be exchanged for stock and 45% for cash.

Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by Danvers Bancorp’s stockholders and the receipt of required regulatory approvals. The Merger Agreement contains customary representations, warranties and covenants of People’s United and Danvers Bancorp. Danvers Bancorp has also agreed to call a meeting of its stockholders to consider approval of the Merger and that the Danvers Bancorp board of directors will recommend approval of the Merger Agreement by Danvers Bancorp’s stockholders.

Danvers Bancorp has generally agreed not to solicit proposals relating to alternative business combination transactions, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative business combination transactions or approve or recommend an alternative business combination transaction, subject to certain exceptions to permit the Danvers Bancorp directors to comply with their fiduciary duties.

The Merger Agreement contains certain termination rights for both People’s United and Danvers Bancorp and, further provides that, upon the termination of the Merger Agreement under specified circumstances, generally including an alternative business combination transaction, Danvers Bancorp will be obligated to pay People’s United a termination fee of $19,725,000.

Danvers Bancorp may terminate the Merger Agreement if the average closing price of People’s United common stock during the five trading day period ending on the trading day immediately preceding the date of receipt of all required regulatory approvals is less than $11.33 and People’s United common stock underperforms a specified peer-group index by more than 20%, unless People’s United elects to make a compensating adjustment to the Exchange Ratio.

Additionally, People’s United has agreed that it will cause Kevin T. Bottomley, the current Chief Executive Officer of Danvers, to be appointed to the board of directors of People’s United at the closing of the Merger.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains customary representations and warranties of People’s United and Danvers Bancorp made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between People’s United and Danvers Bancorp and are not intended to provide factual, business, or financial information about People’s United or Danvers Bancorp. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between People’s United and Danvers Bancorp rather than establishing matters as facts.

Additional Information

This communication is being made in respect of the proposed merger involving People’s United and Danvers Bancorp.

In connection with the proposed merger with Danvers Bancorp, People’s United will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Danvers Bancorp that also constitutes a prospectus of People’s United. Danvers Bancorp will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Danvers Bancorp with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Danvers Bancorp’s website at www.danversbank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in the Transactions

People’s United, Danvers Bancorp and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Danvers Bancorp stockholders in favor of the merger with Danvers Bancorp. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Danvers Bancorp stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of People’s United in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 23, 2010. You can find information about Danvers Bancorp’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on April 16, 2010. You can obtain free copies of these documents from People’s United or Danvers Bancorp using the contact information above.

Item 9.01.	Financial Statements and Exhibits

(c)	The following Exhibits are submitted herewith.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 20, 2011, by and between People’s United Financial, Inc. and Danvers Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: January 21, 2011	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page
2.1	Agreement and Plan of Merger, dated as of January 20, 2011, by and between People’s United Financial, Inc. and Danvers Bancorp, Inc.	2.1-1